Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-21951 on Form S-3, Registration Statement No. 333-44787 on Form S-3, and Registration Statement No. 333-121526 on Form S-8, of MFRI, Inc. of our report dated May 14, 2004, (which report expresses an unqualified opinion and includes an explanatory paragraph as to MFRI Inc.’s change in its method of accounting for goodwill and intangible assets) appearing in this Annual Report on Form 10-K/A of MFRI, Inc. and subsidiaries for the year ended January 31, 2005.

DELOITTE & TOUCHE LLP
Chicago, Illinois
May 11, 2005

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